UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2019

PEERSTREAM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52176	20-3191847
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

122 East 42nd Street, New York, NY	10168
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 594-5050

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

Effective December 13, 2019, the Board of Directors (the “Board”) of PeerStream, Inc. (the “Company”) made the determination to separate Alexander Harrington from his position as the Company’s Chief Executive Officer. In connection with the separation, Mr. Harrington resigned from his position as a member of the Board, effective December 13, 2019. Mr. Harrington’s resignation from the Board was not in connection with any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In order to fill the vacancy resulting from Mr. Harrington’s separation, Jason Katz was appointed to succeed Mr. Harrington as the Company’s Chief Executive Officer, effective as of December 13, 2019. Mr. Katz will continue to serve as the Company’s President, Chief Operating Officer and Chairman of the Board and will assume the duties of serving as the Company’s principal executive officer.

Mr. Katz, age 56, has served as the Company’s President, Chief Operating Officer and Chairman of the Board since October 2016. Mr. Katz is the founder of A.V.M. Software, Inc. (d/b/a Paltalk) (“AVM”) and served as its Chief Executive Officer and as a member of its Board of Directors from 1998 through the completion of the Company’s merger with AVM in October 2016. In his capacity as an executive officer and director of AVM, Mr. Katz oversaw the strategic direction of AVM and its subsidiaries, and also managed its system infrastructure. Mr. Katz is an authority on instant messaging as well as web-based voice and video. Mr. Katz has appeared at numerous industry forums as well as on Bloomberg Radio and CNN Radio. Prior to AVM, Mr. Katz co-founded MJ Capital, a money management firm. Earlier in his career, Mr. Katz was a corporate lawyer at the New York office of Fulbright & Jaworski. Mr. Katz earned a J.D. from the New York University School of Law (1988) and a B.A. in Economics from the University of Pennsylvania (1985).

There are no arrangements or understandings between Mr. Katz and any other persons pursuant to which he was selected to serve as the Company’s Chief Executive Officer. In addition, there are no transactions between the Company and Mr. Katz or his immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

On December 13, 2019, in connection with Mr. Harrington’s resignation from the Board, the Board decreased the size of the Board from seven (7) members to six (6) members.

Section 7 — Regulation FD

Item 7.01	Regulation FD Disclosure.

On December 17, 2019, the Company issued a press release announcing Mr. Harrington’s separation and the appointment of Jason Katz as the Company’s Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this report (including Exhibit 99.1 attached hereto) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated December 17, 2019, issued by PeerStream, Inc. (furnished pursuant to Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 17, 2019

PEERSTREAM, INC.

		By:	/s/ Jason Katz
Jason Katz
Chief Executive Officer